                                                                    EXHIBIT 99.1


                        [MACKINAC FINANCIAL COMPANY LOGO]

                                  PRESS RELEASE

For Release January 27, 2006
Contact: Investor Relations
         (800) 200-7032
Website: www.bankmbank.com


                    MACKINAC FINANCIAL CORPORATION ANNOUNCES
                             ANNUAL RESULTS FOR 2005

(Manistique, Michigan) - Mackinac Financial Corporation (Nasdaq: MFNC), the holding company for mBank, has reported a net loss of $7.364 million, or $2.15 per share, for the year ended December 31, 2005, compared to a net loss of $1.595 million, or $3.23 per share, for 2004. Weighted average shares outstanding amounted to 3,248,695 in 2005 and 494,305 in 2004.

The 2005 loss of $7.364 million includes a number of significant one-time charges. Included are $4.320 million of penalties incurred to prepay $48.555 million of FHLB borrowings, $.815 million of costs associated with conversion of the Corporation's data processing system, approximately $500,000 of marketing expense to launch the new "mBank" name along with a new line of products and services, and lastly a $200,000 write-down of other real estate property.

Paul Tobias, Chairman and Chief Executive Officer commented, "The significant one- time charges we recognized in 2005 were incurred to implement our long term strategic plan which will better position the Corporation for growth and profitability in future periods. These front end costs were high but we believe the benefits will accrue in the form of increased revenues as a result of increased market share, better operating efficiencies from improved technology, and the immediate benefits we received from the reduction in high cost funding."

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

Total assets of the Corporation at December 31, 2005 were $298.722 million, a decrease of 12.01% from total assets of $339.497 million reported at December 31, 2004. The balance sheet totals at December 31, 2005 reflect the liquidation of short term investments to fund the prepayment of the FHLB borrowings.

During 2005 the Corporation increased loans by $35.939 million from 2004 year-end balances of $203.832 million, a 17.6% increase. This growth in loans occurred despite unusually high payoffs of existing portfolio loans, which totaled $46.8 million, along with normal principal reductions or amortization of $23.3 million. Total loan production in 2005 amounted to $116.7 million.

Tobias stated, "We are pleased with loan production in 2005. As the year progressed we built momentum, and we enter 2006 optimistic that we can continue to build the commercial loan portfolio. In 2006 and beyond, funding loan growth with increased in-market core deposits will be very important for our profitability."

The Bank's asset quality continued to improve in 2005. Nonperforming loans, as a percent of loans, was .05% at December 31, 2005 compared to 2.11% at December 31, 2004 and 15.47% at 2003 year end. Nonperforming assets at December 31, 2005 were $1.059 million, .35% of total assets, compared to $6.037 million or 1.78% of total assets at December 31, 2004. Tobias added, "A strong credit culture is pervasive throughout our lending function and provides the foundation to maintain our low levels of nonperforming assets. Our process, which is administrated under a committee system, emphasizes high quality loan production and is anchored by a very strong underwriting process."

Total deposits grew from $215.650 million at December 31, 2004 to $232.632 million at December 31, 2005, an increase of 7.87%. The increase represents a growth in core deposits of the Bank in the amount of $23.046 million, a 12.9% increase from 2004 year end balances of $167.173 million, and the addition of $9.956 million in brokered deposits in December 2005. Tobias said, "We are pleased that our branches are starting to grow again. From our low point in April, core deposits have grown every month and grew $24.4 million between May and December." This internal core deposit growth was partially offset by maturities in out-of-market Internet deposits.

Net interest income for the year ended December 31, 2005 was $9.780 million compared to $8.238 million for the year ended December 31, 2004, an increase of $1.542 million. The margin percentage for 2005 was 3.64% compared to 2.57% in 2004. This net interest margin improvement in 2005 was attributable to a number of factors. During 2005 the prime rate increased from 5.25% to 7.25%, which was beneficial to the Corporation, since a majority of the commercial loan portfolio repriced upwards with each prime rate change. The reduction in nonperforming assets was also a factor along with the prepayment of the higher cost funding of the FHLB borrowings.

Shareholders' equity totaled $26.588 million at December 31, 2005 compared to $34.730 at the end of 2004, a decrease of $8.142 million. This decrease reflects the consolidated loss of $7.364 million and also the reduction in equity due to the decrease in the market value of held-for-sale investments, which amounted to $.855 million. The book value per share at December 31, 2005 amounted to $7.76 compared to $10.13 at the end of 2004. Tobias concluded, "After a year of necessary clean up, we believe that we are well positioned to return the franchise to profitability and begin to rebuild our capital in 2006."

Mackinac Financial Corporation is a registered bank holding company which owns mBank. The Bank has 13 branch offices; nine in the Upper Peninsula of Michigan and four in Lower Michigan. The Company's banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses; as well as checking and savings accounts, time deposits, interest bearing transaction accounts, safe deposit facilities, real estate mortgage lending, and direct and indirect consumer financing.

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. WORDS SUCH AS "ANTICIPATES," "BELIEVES," "ESTIMATES," "EXPECTS," "INTENDS," "SHOULD," "WILL," AND VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS: AS DEFINED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT BELIEFS AS TO EXPECTED OUTCOMES OF FUTURE EVENTS AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THESE STATEMENTS INVOLVE CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT WITH REGARD TO TIMING, EXTENT, LIKELIHOOD AND DEGREE OF OCCURRENCE. THEREFORE, ACTUAL RESULTS AND OUTCOMES MAY MATERIALLY DIFFER FROM WHAT MAY BE EXPRESSED OR FORECASTED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE A DIFFERENCE INCLUDE AMONG OTHERS: CHANGES IN THE NATIONAL AND LOCAL ECONOMIES OR MARKET CONDITIONS; CHANGES IN INTEREST RATES AND BANKING REGULATIONS; THE IMPACT OF COMPETITION FORM TRADITIONAL OR NEW SOURCES; AND THE POSSIBILITY THAT ANTICIPATED COST SAVINGS AND REVENUE ENHANCEMENTS FROM MERGERS AND ACQUISITIONS, BANK CONSOLIDATIONS, BRANCH CLOSINGS AND OTHER SOURCES MAY NOT BE FULLY REALIZED AT ALL OR WITHIN SPECIFIED TIME FRAMES AS WELL AS OTHER RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO THOSE DETAILED FROM TIME TO TIME IN FILINGS OF THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE AND OTHER FACTORS MAY CAUSE DECISIONS AND ACTUAL RESULTS TO DIFFER MATERIALLY FROM CURRENT EXPECTATIONS. MACKINAC FINANCIAL CORPORATION UNDERTAKES NO OBLIGATION TO REVISE, UPDATE, OR CLARIFY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CONDITIONS AFTER THE DATE OF THIS RELEASE.

                MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                    For The Years Ended December 31,
                                                                          2005               2004
                                                                  ----------------------------------
                                                                      (UNAUDITED)          (Audited)
SELECTED FINANCIAL CONDITION DATA (AT END OF PERIOD):
Total assets                                                   $    298,722          $      339,497
Total loans                                                         239,771                 203,832
Total deposits                                                      232,632                 215,650
Borrowings and subordinated debentures                               36,417                  85,039
Total shareholders' equity                                           26,588                  34,730


SELECTED STATEMENTS OF INCOME DATA:
Net interest income                                            $     9,780           $       8,238
Loss before taxes                                                   (7,364)                 (1,448)
Net loss                                                            (7,364)                 (1,595)
Loss per common share - Basic                                        (2.15)                  (3.23)
Loss per common share - Diluted                                      (2.15)                  (3.23)


SELECTED FINANCIAL RATIOS AND OTHER DATA:
PERFORMANCE RATIOS:
Net interest margin                                                  3.64%                    2.57%
Efficiency ratio                                                   160.43                   103.05
Return on average assets                                            (2.58)                    (.44)
Return on average equity                                            (25.63)                 (18.64)


Average total assets                                           $    285,896          $     365,024
Average total shareholders' equity                                  28,732                   8,555
Average loans to average deposits ratio                              98.17%                  97.40%


COMMON SHARE DATA AT END OF PERIOD:
Market price per common share                                  $     9.10            $       17.97
Book value per common share                                    $     7.76            $       10.13
Common shares outstanding                                       3,428,695                3,428,695
Weighted average shares outstanding                             3,428,695                  494,305

OTHER DATA AT END OF PERIOD:
Allowance for loan losses                                      $    6,108            $       6,966
Non-performing assets                                          $    1,059            $       6,037
Allowance for loan losses to total loans                             2.55%                    3.42%
Non-performing assets to total assets                                 .35%                    1.78%
Number of:
     Branch locations                                                  12                      12

                MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                     ASSETS

                                                                      2005            2004
                                                                    ---------      ---------
Dollars in thousands, except per share data)                         (UNAUDITED)     (Audited)

Cash and due from banks                                             $   4,833      $   4,230
Federal funds sold                                                      3,110         39,848
                                                                    ---------      ---------
     Cash and cash equivalents                                          7,943         44,078


Interest-bearing deposits in other financial institutions               1,025         18,535
Securities available for sale                                          34,210         57,075
Federal Home Loan Bank stock                                            4,855          4,754

                                                                                     239,771
Total loans                                                           203,832
     Allowance for loan losses                                         (6,108)        (6,966)
                                                                    ---------      ---------
Net loans                                                             233,663        196,866


Premises and equipment                                                 11,987         10,739
Other real estate held for sale                                           945          1,730
Other assets                                                            4,094          5,720
                                                                    ---------      ---------
TOTAL ASSETS                                                        $ 298,722      $ 339,497
                                                                    =========      =========


                      LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Non-interest-bearing deposits                                  $  19,684      $  20,956
     Interest-bearing deposits                                        212,948        194,694
                                                                    ---------      ---------
     Total deposits                                                   232,632        215,650

     Borrowings                                                        36,417         85,039
     Other liabilities                                                  3,085          4,078
                                                                    ---------      ---------
          Total liabilities                                           272,134        304,767

Shareholders' equity:
     Preferred stock - No par value:
          Authorized 500,000 shares, no shares outstanding                 --             --
     Common stock and additional paid in capital - No par value
          Authorized - 18,000,000 shares
          Issued and outstanding - 3,428,695 shares                    42,412         42,335
     Retained earnings                                                 (8,097)       (15,461)
     Accumulated other comprehensive income                              (363)           492
                                                                    ---------      ---------

          Total shareholders' equity                                   26,588         34,730
                                                                    ---------      ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $ 298,722      $ 339,497
                                                                    =========      =========

                MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


(Dollars in thousands, except per share data)
                                                          For The Years Ended December 31,
                                                         2005          2004           2003
                                                       -----------    ---------     ---------
                                                       (UNAUDITED)    (Audited)     (Audited)
Interest income:
     Interest and fees on loans:
          Taxable                                       $ 13,862      $ 14,517      $ 18,999
          Tax-exempt                                         928         1,180         1,534
     Interest on securities:
          Taxable                                          1,455         2,401         2,277
          Tax-exempt                                         167           171           230
     Other interest income                                   564           584           601
                                                        --------      --------      --------
          Total interest income                           16,976        18,853        23,641
                                                        --------      --------      --------
Interest expense:
     Deposits                                              5,259         5,443         8,695
     Borrowings                                            1,937         4,730         4,832
     Subordinated debentures                                  --           442           488

          Total interest expense                           7,196        10,615        14,015
                                                        --------      --------      --------

Net interest income                                        9,780         8,238         9,626
                                                        --------      --------      --------
Provision for loan losses                                     --            --            --


Net interest income after provision for loan losses        9,780         8,238         9,626

Other income:
     Service fees                                            586           982         1,529
     Loan and lease fees                                      21            17            58
     Net security gains                                       95            --           427
     Net gains on sale of loans                               49            39           136
     Gain on sale of branches                                 --           205            --
     Gain on settlement of subordinated debentures            --         6,617            --
     Other                                                   360           682         1,081
                                                        --------      --------      --------

          Total other income                               1,111         8,542         3,231
                                                        --------      --------      --------

Other expenses:
     Salaries and employee benefits                        6,090         8,032         5,973
     Occupancy                                             1,053           994         1,387
     Furniture and equipment                                 560           887         1,367
     Data processing                                       1,720         1,220         1,517
     Accounting, legal and consulting fees                   886         1,836         3,145
     Loan and deposit                                        852         1,718         1,992
     Telephone                                               271           382         1,382
     Advertising                                             814           115           182
     Penalty on prepayment of FHLB borrowings              4,320            --            --
     Other                                                 1,689         3,044         3,171
                                                        --------      --------      --------

          Total other expenses                            18,255        18,228        20,116
                                                        --------      --------      --------
Loss before provision for income taxes                    (7,364)       (1,448)       (7,259)
Provision for income taxes                                    --           147         2,329
                                                        --------      --------      --------
Net loss                                                $ (7,364)     $ (1,595)     $ (9,588)
                                                        --------      --------      --------
Loss per common share:
   Basic                                                $  (2.15)     $  (3.23)     $ (27.32)
                                                        ========      ========      ========
   Diluted                                              $  (2.15)     $  (3.23)     $ (27.32)

                 MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
                          PORTFOLIO AND CREDIT QUALITY


(Dollars in thousands)

LOAN PORTFOLIO BALANCES (AT END OF PERIOD):

                                                             DECEMBER 31,    December 31,
                                                               2005             2004
                                                             -----------     -----------
                                                             (UNAUDITED)      (Audited)
                    COMMERCIAL LOANS
                    Hospitality and tourism                    $ 37,681      $ 52,659
                    Gaming                                        7,553        14,310
                    Petroleum                                     6,508         7,718
                    Forestry                                      5,370         2,245
                    Other                                       118,211        76,133
                                                               --------      --------
                        Total Commercial Loans                  175,323       153,065

                    1-4 family residential real estate           44,660        45,292
                    Consumer                                      2,285         2,379
                    Construction                                 17,503         3,096
                                                               --------      --------
                      Total Loans                              $239,771      $203,832
                                                               ========      ========

CREDIT QUALITY (AT END OF PERIOD):

                    NONPERFORMING ASSETS
                    Nonaccrual loans                           $     15      $  4,307
                    Loans past due 90 days or more                   99            --
                    Restructured loans                               --            --
                                                               --------      --------
                       Total nonperforming loans                    114         4,307

                    Other real estate owned                         945         1,730
                                                               --------      --------
                       Total nonperforming assets              $  1,059      $  6,037
                                                               ========      ========
                    Nonperforming loans as a % of loans             .05%         2.11%
                                                               --------      --------
                    Nonperforming assets as a % of assets           .35%         1.78%
                                                               --------      --------

                    RESERVE FOR LOAN LOSSES:

                    At period end                              $  6,108      $  6,966
                                                               --------      --------
                    As a % of loans                                2.55%         3.42%
                                                               --------      --------
                    As a % of nonperforming loans              5,357.89%       161.74%
                                                               ========      ========
                    CHARGE-OFF INFORMATION:
                       Average loans                           $207,928      $244,730
                                                               --------      --------
                       Net charge-off                          $    858      $ 15,039
                                                               --------      --------
                       Charge-offs as a % of average loans          .41%         6.15%
                                                               --------      --------

                         MACKINAC FINANCIAL CORPORATION
                           QUARTERLY FINANCIAL SUMMARY

  (Dollars in thousands, except per share data)*

                                                      Average                            Net
                     Average   Average   Average   Shareholders'  Return on Average    Interest   Efficiency  Net Income  Book Value
                                                                  -------------------
Quarter Ended        Assets     Loans    Deposits     Equity      Assets     Equity     Margin      Ratio     Per Share   Per Share
-----------------   --------  --------   --------  -------------  -------    --------  --------   ---------  ----------   ---------
December 31, 2005   $288,619  $224,386   $219,967    $27,288       (1.41)%   (14.95)%    3.96%    128.37%     $ (.30)      $7.76

September 30, 2005   280,506   209,795    211,197     28,112        (.73)     (7.39)     3.79      112.11       (.15)       8.14

June 30, 2005        277,754   197,545    206,875     28,879        (.83)     (8.01)     3.67      119.07       (.17)       8.32

March 31, 2005       296,856   199,703    209,035     30,692       (7.16)    (69.25)     3.21      300.96      (1.53)       8.42

December 31, 2004    327,543   218,962    211,685     8,455         2.95     114.17      2.48       71.83       8.25       10.13

September 30, 2004   346,078   226,951    236,418     6,096         (.87)    (49.53)     2.25      120.66      (2.17)      18.44

June 30, 2004        372,246   244,515    260,031     7,628        (1.72)    (84.13)     2.28      146.88      (4.56)      16.77


* Historical per share data has been adjusted for the 20:1 reverse stock split distributed in December 2004.


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